UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2006

ABLEAUCTIONS.COM, INC.

(Exact name of Registrant as specified in charter)

Florida                                                000-28179                              59-3404233

(State or other jurisdiction of incorporation)    (Commission File Number)           (IRS Employerof Identification Number)

1963 Lougheed Highway

Coquitlam, British Columbia Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code:  604-521-3369

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 2.02.

Results Of Operations And Financial Condition.

On March 30, 2006, Ableauctions.com, Inc. (the “Registrant”) issued a press release announcing that its previously issued financial statements for the fiscal year ended December 31, 2004 and the first three quarters of 2005 should not be relied upon because of errors in those financial statements.  For further information, please see Item 4.02(a) below and the text of the press release, attached as Exhibit 99 to this Current Report on Form 8-K.

Item 4.02(a).

Non-Reliance on Previously Issued Financial Statements.

On March 25, 2006, the Registrant’s Chief Executive Officer and the Audit Committee of the Board of Directors concluded that the financial statements covering the fiscal year ended December 31, 2004 should no longer be relied upon because of certain errors in the financial statements.

During the year ended December 31, 2004 the Registrant recorded marketable securities at cost.  During the preparation of its financial statements for the year ended December 31, 2005, the Registrant determined that the marketable securities should have been recorded at fair value.  The effect of the necessary restatement is to increase the carrying value of marketable securities by $269,474 and to increase investment income by $269,474 for the fourth quarter of 2004.

Additionally, during the preparation of its financial statements for the year ended December 31, 2005, the Registrant determined that certain accounts receivable at December 31, 2004, which had been outstanding for over one year, should have been offset by an allowance for doubtful accounts.  The Registrant is restating its 2004 financial statements to reflect a provision for bad debt related to these accounts.  The effect of this restatement is to decrease the carrying value of accounts receivable by $200,524, increase bad debts expense by $192,531, and decrease accumulated other comprehensive income by $7,991.

The following presents the effect on the Registrant’s previously issued financial statements for the years ended December 31, 2004:

Balance Sheet as at December 31, 2004:

	Previously	Increase
	Reported	(Decrease)	Restated
Marketable securities	$ 8,376,096	$ 269,474	$ 8,645,570
Accounts receivable – trade, net of allowance	1,061,963	(200,524)	861,439
Intangible assets	108,333	88,043	196,376
Property and equipment	594,303	(88,043)	506,260
Accumulated other comprehensive income (loss)	78,016	(7,991)	70,025
Deficit	(25,368,953)	76,941	(25,292,012)

Statement of operations for the year ended December 31, 2004:

	Previously	Increase
	Reported	(Decrease)	Restated
Bad debts	$ 39,212	$ 192,531	$ 231,743
Management fees, salaries and benefits	346,182	35,111	381,293
Expenses	1,469,767	187,642	1,657,409
Investment income	346,212	304,583	650,795
Income from continuing operations	462,166	76,941	539,107
Income for the year	421,246	76,941	498,187
Basic and diluted earnings per share – Income from continuing operations	0.008	0.002	0.010
Basic and diluted earnings per share – Income for the year	0.007	0.002	0.009

Statement of comprehensive loss for the year ended December 31, 2004:

	Previously	Increase
	Reported	(Decrease)	Restated
Income for the year	$ 421,246	$ 76,941	$ 498,187
Other comprehensive income	63,036	(7,991)	55,045
Consolidated comprehensive income	484,282	68,950	553,232

Statement of cash flows for the year ended December 31, 2004:

	Previously	Increase
	Reported	(Decrease)	Restated
Income (Loss) for the year from continuing operations	$ 462,166	$ 76,941	$ 539,107
(Increase) Decrease in marketable securities	(5,498,895)	(269,474)	(5,768,369)
(Increase) Decrease in accounts receivable	(642,042)	200,524	(441,518)
Change in cash and cash equivalents for the year	(622,179)	7,991	(614,188)
Effect of exchange rates on cash	71,415	(7,991)	63,424

The net effect of the correction is an increase of $76,941 in income from continuing operations, and a similar increase in the net income for the year.  As a result of the correction, the basic and diluted earnings per share also increased by $0.002 per share for income from continuing operations, and increased by $0.002 per share for the net income.

The changes to the figures for 2004 year also include certain reclassifications made to conform to the presentation adopted for the 2005 year.

Item 9.01

Financial Statements and Exhibits.

Exhibit 99

Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABLEAUCTIONS.COM, INC.

Abdul Ladha, Chief Executive Officer

Dated:  March 30, 2006